SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

          Health Outcomes Management, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, schedule or registration statement no.:
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HEALTH OUTCOMES MANAGEMENT, INC.
8311 Windbreak Trail N.
St. Paul, Minnesota 55042

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON , 2003

TO THE SHAREHOLDERS OF HEALTH OUTCOMES MANAGEMENT, INC.:

Please take notice that a special meeting of shareholders of Health Outcomes Management, Inc., a Minnesota corporation (the "Company"), will be held, pursuant to due call by the Board of Directors of the Company, at the offices of Baratz Financial, 701 Xenia Avenue South, Suite 250, Minneapolis, Minnesota 55416, on , 2003 at prevailing Minnesota time (the "Special Meeting"), or at any adjournment or postponement thereof, for purpose of considering and taking appropriate action with respect to the following:

  To approve an amendment to the Company's Articles of Incorporation that will increase the number of authorized shares of the Company's capital stock to 200,000,000 shares of undesignated capital stock and remove a prohibition on the creation of classes or series of preferred stock that contain voting rights in addition to those required by law.

The Board of Directors of the Company has approved the foregoing proposals and recommends that shareholders of the Company vote in their favor.

Only holders of record of the Company's Common Stock at the close of business on October 27, 2003, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

The affirmative vote of the holders of issued and outstanding shares of the Company's Common Stock representing a majority of the votes cast at the special meeting, assuming a quorum of at least a majority of outstanding voting rights of the Company are present at the special meeting, is necessary to approve the proposed amendments to the Company's Articles of Incorporation.

ALL HOLDERS OF THE COMPANY'S COMMON STOCK ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY OR BY TELEPHONE, AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

/s/ Peter J. Zugschwert
Peter J. Zugschwert
Chief Executive Officer
St. Paul, Minnesota
, 2003

HEALTH OUTCOMES MANAGEMENT, INC.
8311 Windbreak Trail N.
St. Paul, Minnesota 55042

PROXY MEETING
for
Special Meeting of Shareholders
to be held , 2003

PROXIES AND VOTING

This Proxy Statement is being furnished to the holders of Common Stock of Health Outcomes Management, Inc., a Minnesota corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company ("Board of Directors") of proxies to be used at a special meeting of shareholders (the "Special Meeting") to be held at the offices of Baratz Financial, 701 Xenia Avenue South, Suite 250, Minneapolis, Minnesota 55416, on , 2003 at prevailing Minnesota time, and at any adjournment thereof, for the purpose set forth in the attached Notice of Special Meeting. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders of the Company was , 2003.

Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the Special Meeting and at any adjournments thereof. Presence at the Special Meeting of a shareholder who has signed a proxy does not, alone, revoke that proxy. Only holders of record of the Company's Common Stock at the close of business on October 27, 2003 (the "Record Date") will be entitled to vote at the Special Meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies.

The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies that are signed but which lack any specific instructions with respect to any proposal will, subject to the following, be voted in favor of the proposal set forth in the Notice of Special Meeting. If a shareholder abstains from voting as to any proposal, then the shares of the Company's Common Stock held by such shareholder shall be deemed present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal, but shall not be deemed to have been voted in favor of such proposal. Abstentions as to either proposal, therefore, will have the same effect as votes against that proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on either particular proposal, then the shares covered by such non-vote proxy shall be deemed present at the Special Meeting for purposes of determining a quorum, but shall not be deemed to be present at the Special Meeting for purposes of calculating the vote required for approval of that proposal.

The cost of soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

PROPOSAL TO AMEND
ARTICLES OF INCORPORATION

Under the Company's current Articles of Incorporation, the Company has authority to issue Fifteen Million (15,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share, which may be issued in one or more classes or series having such designations, powers, preferences, rights, qualifications, limitations or restrictions as may be determined by the Company's Board of Directors, except that all classes or series of preferred stock must be non-voting (except as otherwise required by applicable law). The Proposal to be considered at the Special Meeting recommends to the shareholders an amendment to the Company's Articles of Incorporation that would increase the number of authorized shares of capital stock to Two Hundred Million (200,000,000) shares, would permit the Company's Board of Directors to designate such shares as Common Stock or Preferred Stock, and would remove the permit the Company's Board of Directors to assign voting rights to classes or series of preferred stock.

Additional shares of capital stock to be authorized upon adoption of the Proposal that is designated as Common Stock by the Board of Directors would have rights identical to the currently outstanding shares of Common Stock. Any additional shares of capital stock to be authorized upon adoption of the Proposal that is designated as Preferred Stock would have such designations, powers, preferences, rights (including voting rights), qualifications, limitations or restrictions as may be determined from time to time by the Company's Board of Directors. The adoption of the Proposal and the issuance of capital stock authorized thereby would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of outstanding shares of the Company's capital stock and subject to the designations, powers, preferences, rights, qualifications, limitations or restrictions assigned to any future class of Preferred Stock by the Company's Board of Directors.

The Company sold its assets to an unrelated party in November 1, 2001 and is currently intends to acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Securities Exchange Act of 1934. In connection with such an acquisition, the Company may be required to issue shares of its capital stock as consideration. Although the Company currently has no specific plans to use the additional authorized shares of capital stock for this purposes, the Board of Directors believes that the availability of the additional shares for this purpose without the delay resulting from the necessity to call a special shareholders' meeting (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may then be listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business acquisition opportunities and needs as they arise. The proposed increase in the authorized shares of capital stock and the ability to create and issue classes or series of voting preferred stock will help ensure that a sufficient number of shares will be available, if needed, for issuance in connection with other possible future transactions approved by the Board of Directors, including, among others, stock splits, stock dividends, financings and other corporate purposes, and that such shares have the necessary designations, powers, preferences, rights (including voting rights), qualifications, limitations or restrictions.

Upon shareholder approval of the Proposal, the Board of Directors will have the right to authorize the issuance of additional shares of Common Stock and determine the designations, powers, preferences, rights, qualifications, limitations or restrictions applicable to a class or series of preferred stock without further vote of the shareholders of the Company, except as provided under Minnesota corporate law or under the rules of any securities exchange or quotation system on which shares of Common Stock or preferred stock of the Company are then listed. Current holders of the Company's Common Stock have no preemptive or similar rights, which means that such holders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their percentage ownership of the Company. The issuance of additional shares of capital stock would decrease the proportionate equity interest of the Company's current shareholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current shareholders.

Although the Company is unaware of any specific effort to obtain control of the Company, the increased authorized shares could also be used, without the need for any action by the shareholders, in one or more transactions which could make more difficult, discourage or thwart attempts by third parties to gain control of the Company if the Board of Directors did not approve an attempted takeover. For example, shares of capital stock could be sold privately to purchasers who might support the Board in a control contest or to dilute the voting or other rights of a person seeking to obtain control.

The resolutions of the Board of Directors setting forth the proposed amendments are attached as Exhibit A.

The affirmative vote of the holders of issued and outstanding shares of the Company's Common Stock representing a majority of the votes cast at the Special Meeting, assuming a quorum of at least a majority of outstanding voting rights of the Company are present at the Special Meeting, is necessary to approve the amendments to the Company's Articles of Incorporation to be considered under the Proposal.

The Board of Directors has unanimously approved the amendment contained in the Proposal and recommends approval of the amendment and a vote for the Proposal.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has one class of outstanding securities, Common Stock, $.01 par value per share, of which 9,787,720 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock entitles the holder thereof to one vote on all matters put to a vote of shareholders.

The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the owner, of record or beneficially, of more than 5% of the outstanding common stock of the Company, (ii) each of the directors and executive officers of the Company, and all directors and executive officer as a group. Unless otherwise indicated, the address of each of the following persons is 8311 Windbreak Trail N., St. Paul, Minnesota 55042.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Total
Peter J. Zugschwert	1,688,249 (2)	17.1
Jonathan R. Gordon	68,800	*
Stanford M. Baratz	49,800	*
B. Marie Cooper	45,000 (3)	*
Matthew E. Goldberg	8,800	*
All Directors and Officers as a Group (5 people)	1,860,649 (4)	18.8
Norman H. Pessin (5) 605 3rd Ave., 19th Floor New York, NY 10158	1,255,000	12.8

*Less than 1%.
(1) Except as otherwise indicated, each person named or included in the group has the sole power to direct the disposition of all shares listed as beneficially owned by him/her.
(2) Includes 65,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of the Record Date.
(3) Includes 40,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of the Record Date.
(4) Includes 105,000 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of the Record Date.

OTHER BUSINESS

The Minnesota Business Corporation Act does not permit the Board of Directors to present any other matter not referred to above to the Special Meeting.

By Order of the Board of Directors

/s/ Peter J. Zugschwert
Peter J. Zugschwert
Chief Executive Officer

EXHIBIT A

RESOLUTIONS ADOPTED BY THE
BOARD OF DIRECTORS OF
HEALTH OUTCOMES MANAGEMENT, INC.

Amendment to Articles of Incorporation; Special Meeting of Shareholders

RESOLVED, that subject to approval by the shareholder's of the Corporation at a special meeting called and held for such purpose, the Articles of Incorporation, as amended, of the Corporation be amended by deleting the language set forth in paragraphs 3.01 through 3.03 of Article III thereof and replacing such language with the following:

ARTICLE III

3.01 This corporation is authorized to issue Two Hundred Million (200,000,000) shares of capital stock, having a par value of one cent ($.01) per share.

3.02 In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of this corporation's outstanding shares.

3.03. The Board of Directors shall also have the authority to issue rights to convert any of this corporation's securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of this corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.